EXHIBIT 4.9

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT,

dated as of November 22, 2000,

among

CARLISLE FINANCE S.A.

as Borrower,

and

CERTAIN COMMERCIAL LENDING INSTITUTIONS,

as Lenders,

and

THE BANK OF NOVA SCOTIA

as Agent for the Lenders

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO THE CREDIT AGREEMENT, dated as of November 22, 2000 (this “Amendment”), among:

(a) CARLISLE FINANCE S.A., a corporation organized under the law of Luxembourg (the “Borrower”),

(b) SCOTIABANK EUROPE PLC (“Scotiabank Europe”),

(c) BARCLAYS BANK PLC (“Barclays”),

(d) FIRST UNION NATIONAL BANK (“First Union” and, together with Scotiabank Europe and Barclays, collectively, the “Lenders” and, individually, a “Lender”), and

(e) THE BANK OF NOVA SCOTIA, as agent and security trustee (the “Agent”) for the Lenders,

W I T N E S S E T H:

WHEREAS, the Borrower, Scotiabank Europe and the Agent have heretofore entered into a certain Credit Agreement, dated as of March 30, 2000 (as amended and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower, the Lenders and the Agent now desire to amend the Credit Agreement in certain respects, as hereinafter provided; and

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall have such meanings when used in this Amendment.

ARTICLE II

AMENDMENT

SECTION 2.1 Definition of “Securing Group Company.” Clause (c)(i) of the definition of “Securing Group Company” in Appendix A of the Credit Agreement shall be amended in its entirety to read as follows:

“is organized under the laws of, and conducts business solely in, the United States (including its territories, possessions and commonwealths), the United Kingdom, Ireland, Canada, Switzerland, Australia, Hungary, Iceland and/or any member state of the European Union on the Effective Date, or”

In addition, the following new proviso shall be added at the end of said definition:

“provided that, with respect to any Securing Group Company organized under the laws of, or conducting business in, Hungary or Iceland (a “Non-EU Subsidiary”), (x) the aggregate amount of Investments that may be made in all such Non-EU Subsidiaries shall not exceed U.S.$200,000, (y) except as permitted by the foregoing clause (x) and the following clause (z), no property or assets of any Group Company may be transferred to any Non-EU Subsidiary, and (z) no Non-EU Subsidiary may conduct any business or other activities other than those incidental to the establishment of such Non-EU Subsidiary and making extensions of credit to other Group Companies with a portion of the proceeds of the Investments described in clause (x) above.”

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.1 Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 3.1.

SECTION 3.2 Amendment to Group Parent Guaranty. The Group Parent and each Group Company (other than the U.K. Guarantors and the U.S. Companies) shall have entered into an amendment to the Group Parent Guaranty in substantially the form of Exhibit A hereto.

SECTION 3.3 Compliance with Warranties, No Default, etc. Both before and after giving effect to any Borrowing in connection with this Amendment the following statements shall be true and correct:

(a) the representations and warranties set forth in Article VI of the Credit Agreement (excluding, however, those contained in Section 6.7) shall be true and correct with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date);

(b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 6.7 of the Credit Agreement

(i) no litigation, action, proceeding, arbitration or governmental investigation shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of the Subsidiary Guarantors which might materially adversely affect the Borrower’s consolidated financial condition, operations, assets, business, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this Agreement, or any other Loan Document;

(ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 of the Credit Agreement which might materially adversely affect the Borrower’s consolidated financial condition, operations, assets, business, revenues, properties or prospects; and

(c) no Default shall have then occurred and be continuing, and none of the Borrower, any other Group Company, or any of their respective Subsidiaries is in material violation of any law or governmental regulation or court order or decree.

SECTION 3.4 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Group Company shall be in satisfactory form and substance to the Agent and its counsel; and the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may have reasonably requested.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Agent to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date), its representations and warranties contained in Article VI of the Credit Agreement (except those contained in Section 6.7) and additionally represents and warrants unto the Agent and each Lender as set forth in this Article IV.

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SECTION 4.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Amendment and each other Loan Document executed or to be executed by it in connection with this Amendment, and the execution, delivery and performance by each other Group Company of each Loan Document executed or to be executed by it in connection with this Amendment are within the Borrower’s and each such Group Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not

(a) contravene the Borrower’s or any such Group Company’s Organic Documents;

(b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Group Company; or

(c) result in, or require the creation or imposition of, any Lien on any of the Group Company’s properties (other than Liens in favor of the Agent for the benefit of the Lenders).

SECTION 4.2 Governmental Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Group Company of this Amendment or any other Loan Document to be executed by it in connection with this Amendment.

SECTION 4.3 Validity, etc. This Amendment constitutes, and each other Loan Document executed by the Borrower in connection with this Amendment will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Group Company will, on the due execution and delivery thereof by such Group Company, be the legal, valid and binding obligation of such Group Company enforceable in accordance with its terms.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.1 Ratification of and References to the Credit Agreement. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

SECTION 5.2 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 5.3 Execution in Counterparts, Effectiveness, etc. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of the Borrower and each of the Lenders (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

SECTION 5.4 Governing Law; Entire Agreement. THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Amendment and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

CARLISLE FINANCE S.A.

By	/s/ DENNIS BOSJE
Name: Dennis Bosje Title: Director

SCOTIABANK EUROPE PLC

By	/s/ PETER D. GIRLING
Name: Peter D. Girling Title: Director

BARCLAYS BANK PLC

By	/s/ P.R. MAINPRIZE
Name: P.R. Mainprize Title: Relationship Director

FIRST UNION NATIONAL BANK

By	/s/ DAWN P. WEISS
Name: Dawn P. Weiss Title: Vice President

THE BANK OF NOVA SCOTIA, as Agent and Security Trustee

By	/s/ THANE RATTEW
Name: Thane Rattew Title: Managing Director

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EXHIBIT A

AMENDMENT NO. 2 TO THE GROUP PARENT GUARANTY

THIS AMENDMENT NO. 2 TO THE GROUP PARENT GUARANTY, dated as of November 22, 2000 (this “Amendment”), among:

(a) CARLISLE HOLDINGS LIMITED (the “Group Parent”),

(b) CARLISLE HOLDINGS (BERMUDA) LIMITED,

(c) CARLISLE FINANCE & PARTICIPATIONS S.A.,

(d) KENARD INVESTMENTS LIMITED,

(e) TERTIAN HOLDINGS LIMITED,

(f) AAXIS HOLDINGS S.A.R.L.,

(g) RAPID REEF HOLDINGS LIMITED,

(h) AAXIS LIMITED,

(i) AAXIS INVESTMENTS LIMITED,

(j) AGAMI LIMITED,

(k) AAXIS INVESTMENTS S.A.R.L.,

(l) BLACKWOOD LIMITED,

(m) CARLISLE SERVICES LIMITED,,

(n) INDIGO SELECTION HOLDINGS PTY. LTD.,

(o) INDIGO SELECTION PTY. LTD.,

(p) CRISWOOD LIMITED,

(q) THE BANK OF NOVA SCOTIA, as agent and security trustee (in such capacity, together with its successors such capacity, the “Agent”),

W I T N E S S E T H:

WHEREAS, each of the parties hereto is party to a Group Parent Guaranty, dated as of March 30, 2000 (as amended and in effect from time to time, the “Group Parent Guaranty”); and

WHEREAS, the parties hereto wish to amend the Group Parent Guaranty in certain respects, as hereinafter provided; and

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall have such meanings when used in this Amendment.

ARTICLE II

AMENDMENTS

SECTION 2.1 Definition of “Securing Group Company.” Clause (c)(i) of the definition of “Securing Group Company” in the Definitions Annex of the Group Parent Guaranty shall be amended in its entirety to read as follows:

“is organized under the laws of, and conducts business solely in, the United States (including its territories, possessions and commonwealths), the United Kingdom, Ireland, Canada, Switzerland,

Australia, Hungary, Iceland and/or any member state of the European Union on the Effective Date, or”

In addition, the following new proviso shall be added at the end of said definition:

“provided that, with respect to any Securing Group Company organized under the laws of, or conducting business in, Hungary or Iceland (a “Non-EU Subsidiary”), (x) the aggregate amount of Investments that may be made in all such Non-EU Subsidiaries shall not exceed U.S.$200,000, (y) except as permitted by the foregoing clause (x) and the following clause (z), no property or assets of any Group Company may be transferred to any Non-EU Subsidiary, and (z) no Non-EU Subsidiary may conduct any business or other activities other than those incidental to the establishment of such Non-EU Subsidiary and making extensions of credit to other Group Companies with a portion of the proceeds of the Investments described in clause (x) above.”

SECTION 2.2 Subsidiaries; Additional Guarantors; Etc. Section 4.1.8(b) of the Group Parent Guaranty shall be amended by adding the following after clause (iii) thereof:

“Anything to the contrary in this Section 4.1.8(b) notwithstanding, with respect to any Group Company organized under the laws of Hungary or Iceland (each, a “Non-EU Subsidiary”), the Group Parent shall have a period of up to 120 days after the date that such Non-EU Subsidiary is established to satisfy the requirements of this Section 4.1.8, so long as (a) the aggregate amount of Investments made by the Group Companies in any such Non-EU Subsidiary shall not exceed U.S.$100,000 prior to the date that such requirements have been satisfied, and (b) there shall be no more than one Non-EU Subsidiary in Hungary and no more than one Non-EU Subsidiary in Iceland.”

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.1 Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 3.1.

ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 4.1 Ratification of and References to the Group Parent Guaranty. This Amendment shall be deemed to be an amendment to the Group Parent Guaranty, and the Group Parent Guaranty, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Group Parent Guaranty in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Group Parent Guaranty as amended hereby.

SECTION 4.2 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 4.3 Execution in Counterparts, Effectiveness, etc. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of the parties hereto (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

SECTION 4.4 Governing Law; Entire Agreement. THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH SHALL EACH BE DEEMED TO BE A

CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Amendment and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

CARLISLE HOLDINGS LIMITED

By
Name: Title:

Executed as a DEED by: CARLISLE HOLDINGS (BERMUDA) LIMITED

By
Name: Title:

CARLISLE FINANCE & PARTICIPATIONS S.A.

By
Name: Title:

Executed as a DEED by: KENARD INVESTMENTS LIMITED

By
Name: Title:

Executed as a DEED by: TERTIAN HOLDINGS LIMITED

By
Name: Title:

AAXIS HOLDINGS S.A.R.L.

By
Name: Title:

Executed as a DEED by: RAPID REEF HOLDINGS LIMITED

By
Name: Title:

Executed as a DEED by: AAXIS LIMITED

By
Name: Title:

Executed as a DEED by: AAXIS INVESTMENTS LIMITED

By
Name: Title:

AGAMI LIMITED

By
Name: Title:

AAXIS INVESTMENTS S.A.R.L.

By
Name: Title:

BLACKWOOD LIMITED

By
Name: Title:

CARLISLE SERVICES LIMITED

By
Name: Title:

INDIGO SLECTION HOLDINGS PTY. LTD.

By
Name: Title:

INDIGO SELECTION PTY. LTD.

By
Name: Title:

CRISWOOD LIMITED

By
Name: Title:

THE BANK OF NOVA SCOTIA, as Agent and Security Trustee

By
Name: Title: